Exhibit 99.1

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Intuitive Announces CEO Transition Effective July 1, 2025
President Dave Rosa promoted to CEO
Current CEO Gary Guthart to become executive chair of Intuitive’s board
Current Board Chair Craig Barratt to become lead independent director

Sunnyvale, Calif., May 15, 2025 – Intuitive (NASDAQ: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced the promotion of President Dave Rosa to chief executive officer, effective July 1, 2025. At that time, current CEO Gary Guthart will become the executive chair of Intuitive’s board of directors, and current Board Chair Craig Barratt will become lead independent director. Guthart will work closely with Rosa to support a smooth transition and will remain with Intuitive in a senior advisory capacity.
“Dave’s appointment as CEO is the culmination of the Board’s thoughtful succession planning, reflecting his instrumental role in establishing our strategy, guiding the development of our product pipeline, and expanding the company’s global footprint. We are confident he’s the right leader to drive the company’s next chapter of growth,” said Intuitive Board Chair Craig Barratt.
“On behalf of Intuitive’s board, we thank Gary for his leadership of our company. We are fortunate that he will continue to play an important role as our next executive chair,” continued Barratt. “And, on behalf of our customers, we thank him for the role he has played in helping Intuitive pioneer advancements in robotic-assisted surgery that optimize care and deliver better patient outcomes.”
“It has been an honor and a privilege to serve as Intuitive’s CEO for the past 15 years, working alongside our talented and dedicated employees as we seek to advance minimally invasive care for healthcare teams and their patients around the world. Together, we’ve developed products and services that have made a positive difference for care teams and millions of their patients,” said Guthart.
“Having worked closely with Dave for decades, I am confident that his patients-first focus and deep capability in guiding Intuitive’s strategy, our designs, our product and service quality, and our operational excellence make him uniquely qualified to lead our business forward,” said Guthart.
“Gary’s stewardship of Intuitive has had a significant impact on patients, clinicians, and hospitals. I thank him for his work and am honored to become the next Intuitive CEO,” said Rosa.
“We are at an exciting time with a significant opportunity to advance the work that customers care most about—the Quintuple Aim—improving patient outcomes, enhancing patient and care team experience, expanding patient access to care, and ultimately lowering the total cost to treat. I look forward to building on this work alongside the entire Intuitive team to deliver on these goals and drive value for all our stakeholders,” said Rosa.
A 29-year veteran with Intuitive, Rosa first joined the company as its ninth employee in March 1996. Since then, he has held leadership positions across the business, including engineering, clinical and product development, marketing, regulatory and quality affairs, and the commercial organization.
Among his achievements, Rosa founded Intuitive’s first clinical engineering and endoluminal groups, leading to the development and commercialization of the da Vinci SP (single port) robotic-assisted surgical system and Ion robotic bronchoscopy system. He also launched the company’s Future Forward group, which identifies and develops transformational new business opportunities.
Rosa assumed the role of executive vice president and chief business officer in 2019, transitioning to chief strategy and growth officer three years later. Rosa has served as Intuitive’s president since 2023 and became a member of the board of directors in 2024.
2025 marks Intuitive’s 30th year developing robotic-assisted technology with the goal of improving patient outcomes, improving patient and care team experience, increasing access to minimally invasive care, and lowering the total cost to treat. In Intuitive's first three decades, surgeons performed nearly 17 million da Vinci procedures, and nearly 90,000 surgeons have been trained to use Intuitive’s systems.

About Intuitive Surgical, Inc.
Intuitive (NASDAQ:ISRG), headquartered in Sunnyvale, California, is a global leader in minimally invasive care and the pioneer of robotic-assisted surgery. Our technologies include the da Vinci surgical systems and the Ion endoluminal system. By uniting advanced systems, progressive learning, and value-enhancing services, we help physicians and their teams optimize care delivery to support the best outcomes possible. At Intuitive, we envision a future of care that is less invasive and profoundly better, where disease is identified early and treated quickly, so that patients can get back to what matters most.
Forward-Looking Statements
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